Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Horsepower Holdings, Inc.:
We consent to the use of our report dated May 9, 2008, with respect to the balance sheet of Horsepower Holdings, Inc. as of May 5, 2008, included herein and to the reference to our firm under the heading “Experts” in the joint proxy statement / prospectus.
/s/ KPMG LLP
Houston, Texas
June 6, 2008